Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-8 of our financial statements of Terra Nova Trading, L.L.C. and MarketWise Securities, L.L.C. as of and for the years ended December 31, 2004 and 2005.


Ryan & Juraska

/s/ Ryan & Juraska
--------------------------
Chicago, Illinois
December 20, 2006